Exhibit 99.1

Essential Properties Realty Trust, Inc. Announces New Chief Financial Officer
December 16, 2025
PRINCETON, N.J.--(BUSINESS WIRE)-- Essential Properties Realty Trust, Inc. (NYSE: EPRT; the “Company”), today announced the appointment of Robert W. Salisbury, CFA as the Executive Vice President and Chief Financial Officer of the Company, effective January 1, 2026.
“I am pleased to announce Rob’s promotion to serve as Executive Vice President and Chief Financial Officer of the Company,” said Peter M. Mavoides, President and Chief Executive Officer of the Company. “Since joining the Company in 2023, Rob has helped lead our capital markets and investor relations functions, and he has been intimately involved in our strategy, finances and financial reporting. Rob’s familiarity with our Company and his demonstrated leadership skills make him the right choice to serve as the Company’s next Chief Financial Officer. I’d also like to take this opportunity to thank Mark Patten for the many contributions he has made to the Company as our Chief Financial Officer and to wish him well as he pursues a new professional opportunity.”

Mr. Salisbury has been a Senior Vice President within the Company’s finance department since 2023, helping lead the company’s capital markets and investor relations functions. Previously, Mr. Salisbury was a Senior Vice President and Director of Research at Almanac Realty Investors, the real estate private equity arm of Neuberger Berman, where he was a senior member of the investment team focused on public and private equity and credit investments. Prior to his time at Almanac, Mr. Salisbury co-managed a real estate securities portfolio at Citadel Investment Group that spanned all property types in US, Europe and Asia. He also served as an investment analyst at V3 Capital Management and as an equity research analyst at UBS, Bank of America and Citigroup.

In connection with Mr. Salisbury’s appointment, Mark E. Patten will resign from all his roles at the Company, effective as of December 31, 2025, to pursue a new professional opportunity.

About Essential Properties Realty Trust, Inc.
Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of September 30, 2025, the Company’s portfolio consisted of 2,266 freestanding net lease properties with a weighted average lease term of 14.4 years and a weighted average rent coverage ratio of 3.6x. In addition, as of September 30, 2025, the Company’s portfolio was 99.8% leased to tenants operating 645 different concepts across 48 states.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve numerous known and unknown risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions that may be incorrect and the Company may not be able to realize them. The Company does not guarantee that the events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future events. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.
Investor/Media:
Essential Properties Realty Trust, Inc.
Robert W. Salisbury, CFA
Senior Vice President, Head of Corporate Finance & Strategy
609-436-0619
investors@essentialproperties.com
Source: Essential Properties Realty Trust, Inc.